                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------


                                October 17, 1995

                Date of Report (Date of earliest event reported)


                             QUALITY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                     0-18145                75-2273221
(State or other              (Commission           (I.R.S. Employer
jurisdiction of              File Number)         Identification No.)
Incorporation)

1718 East 7th Avenue, Suite 201
Tampa, Florida                                       33605-3806
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (813) 248-4842

ITEM 5.           OTHER EVENTS.

        a. On or about September 1, 1995, an involuntary petition under Chapter 11 of the United States Bankruptcy Code was filed against Q.P.I. Consumer Products Corporation (the "Subsidiary"), a subsidiary of the Registrant in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court"). On October 17, 1995, the Subsidiary filed a voluntary petition, thus converting the proceeding to a voluntary Chapter 11 case with Case No. 95-08633-8C1. Despite efforts to turn around the Subsidiary over the past 6 months, there continues to be inadequate capital resources available to the subsidiary to acquire raw materials and inventory to fill orders for the next season and therefore, the Company has proposed to file a liquidating Chapter 11 plan to effect an orderly liquidation of the Subsidiary on an immediate basis. The Subsidiary is engaged in the manufacture of foam products.

        b. On October 25, 1995 Bruce Daigel resigned as a Director of the Company citing personal reasons. On November 4, 1995 Micah Eldred resigned as a Director of the Company citing personal reasons. There have been no other candidates nominated to fill these vacancies on the board, and no other candidates wishing to become members of the board have been identified.

                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  QUALITY PRODUCTS, INC.



                                  \s\Thomas P. Raabe
                                  Thomas P. Raabe, Chief Executive Officer
                                  (Principal Executive Officer)



Dated:  November 27, 1995
        Tampa, Florida



                                       -3-